Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Second Quarter 2009 Results

LITITZ, Pa.--(BUSINESS WIRE)--July 22, 2009--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ:SUSQ) today announced net (loss) income applicable to common shareholders for the second quarter ended June 30, 2009 was ($11.9) million, or ($0.14) per diluted share, compared to $29.2 million for the second quarter of 2008, or $0.34 per diluted share. Net loss for the first six months of 2009 was ($10.1) million, or ($0.12) per diluted share, compared to net income of $57.2 million or $0.67 per share for the first half of 2008.

Susquehanna’s second quarter 2009 earnings included a provision for loan losses of $50.0 million, an increase of $15.0 million from the first quarter of 2009. This increase was due primarily to a decline in loan quality as well as continued deterioration in general economic conditions. Second quarter results also included a FDIC special assessment of $6.2 million, consolidation pre-tax charges of $2.9 million and other than temporary impairment pre-tax charges of $0.9 million.

Second Quarter Financial Results:

  Net loans and leases grew 7% to $9.9 billion from June 30, 2008.
    Commercial loans increased 14% from June 30, 2008.
    Real estate secured - residential loans increased 8% from June 30, 2008.
    Real estate secured - commercial loans increased 7% from June 30, 2008.
    Leases increased 23% from June 30, 2008.
  Total deposits remained flat at $9.0 billion from June 30, 2008.
    Non-interest bearing demand deposits decreased 2% from June 30, 2008.
    Interest-bearing demand deposits increased 7% from June 30, 2008.
    Savings deposits decreased 1% from June 30, 2008.
  Net interest margin for the quarter decreased 14 basis points to 3.52% compared to 3.66% for the second quarter of 2008.
  Net charge-offs as a percentage of average loans and leases for the second quarter of 2009 were 1.01% compared to 0.48% for the second quarter of 2008. Non-performing assets as a percentage of loans, leases and other real estate owned were 2.57% at June 30, 2009 compared to 0.99% at June 30, 2008.

Second Quarter Results (Continued):

  Common equity was $1.7 billion, or $19.21 per common share, at June 30, 2009 compared to $1.7 billion, or $19.95 per common share, at June 30, 2008.
  Susquehanna’s regulatory capital ratios are as follows:
	At June 30, 2009	Well-Capitalized Threshold
Leverage Ratio	9.62%	5.0%
Tier 1 Capital Ratio	10.69%	6.0%
Total Risk-Based Capital Ratio	13.23%	10.0%

  Return on average assets and average tangible equity(1) for the second quarter ended June 30, 2009 finished at (0.23)% and (2.76)%, respectively. This compared to results of 0.89% and 18.48% for the same measurements, respectively, for the second quarter of 2008.

(1) A non-GAAP-based financial measure. The most comparable GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading “Supplemental Reporting of Non-GAAP-Based Financial Measures.”

Linked Quarter Results (Second Quarter 2009 vs. First Quarter 2009)

  Net loans and leases increased 2% from March 31, 2009.
    Real estate secured – commercial loans increased 2% from March 31, 2009.
    Real estate secured – residential loans increased 2% from March 31, 2009.
    Real estate construction loans decreased 2% from March 31, 2009.
    Commercial loans increased 1% from March 31, 2009.
    Leases increased 5% from March 31, 2009.
  Total deposits decreased 1% to $9.0 billion from March 31, 2009.
    Non-interest bearing demand deposits increased 1% from March 31, 2009.
    Interest-bearing demand deposits increased 2% from March 31, 2009.
    Savings deposits increased 2% from March 31, 2009.
  Net interest margin increased 12 basis points to 3.52% compared to the first quarter of 2009.
  Net charge-offs as a percentage of average loans and leases increased 31 basis points to 1.01% compared to the first quarter of 2009. Non-performing assets as a percentage of loans, leases and other real estate owned increased 84 basis points to 2.57% at June 30, 2009.

“The effects of the recession continue to impact our quarterly results. Along with banks nationwide, we made significantly higher payments to the FDIC to help recapitalize its deposit insurance fund. In addition, we set aside a larger provision to cover expected loan losses, since more borrowers are facing financial challenges,” said William J. Reuter, Susquehanna Bancshares Chairman and Chief Executive Officer. “We have been aggressively reviewing our portfolio, contacting customers to evaluate their financial situation and, where necessary, working with them to find proactive solutions to help limit the number of loans that become delinquent or go into default.”

“Turning to the deposit side, we can see that some of our key initiatives for this year are showing results, including our efforts to attract and retain core deposits and improve net interest margin,” Reuter said. “While total deposits decreased 1%, to $9 billion, from March 31, 2009, this was largely due to a planned effort to change our deposit mix and reduce the number of high-cost, single-service CDs. We did see growth in core deposits, including a 1% increase in non-interest bearing demand deposits and a 2% increase in interest-bearing demand deposits and savings deposits.”

“Strong loan growth, coupled with this improved deposit mix, resulted in a net interest margin increase of 12 basis points, to 3.52%, compared to the first quarter of 2009,” Reuter said. “Our core pre-provision, pre-tax income* improved from $35.8 million in the first quarter to $40.9 million in the second quarter. In the second half of this year, our team will remain focused on deposit retention and generation, improving net interest margin, and credit quality.”

Susquehanna will broadcast its second quarter 2009 results conference call over the Internet on July 23, 2009 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of second quarter 2009 results. The discussion may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting “Investor Relations” near the top right of the home page then “Overview” and clicking on the second quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna Bancshares, Inc. is a financial services holding company with assets of approximately $14 billion. Headquartered in Lititz, Pa., the company provides banking and financial services at more than 230 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $5 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

*Core pre-provision, pre-tax income is determined as follows:

	($ in Millions)
	2Q 2009	1Q 2009
Pre-Tax Income (Loss)	($18.2)	$7.7

Provision for Loan Losses	50.0	35.0

Sale of Merchant Business	0.0	(6.9)

FDIC Special Assessment	6.2	0.0

Consolidation Charges	2.9	0.0

Core Pre-Provision, Pre-Tax Income	$40.9	$35.8

Susquehanna Bancshares, Inc. P.O. Box 1000 Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per common share data)

			Six Months
	2Q09	2Q08	2009	2008
Balance Sheet (EOP)
Investments	$1,789,267	$2,033,509	$1,789,267	$2,033,509
Loans and leases	9,916,618	9,227,969	9,916,618	9,227,969
Allowance for loan & lease losses (ALLL)	157,517	96,033	157,517	96,033
Total assets	13,872,483	13,504,721	13,872,483	13,504,721
Deposits	9,025,949	8,988,461	9,025,949	8,988,461
Short-term borrowings	1,151,312	750,864	1,151,312	750,864
FHLB borrowings	1,049,943	1,382,769	1,049,943	1,382,769
Long-term debt	448,333	422,805	448,333	422,805
Shareholders' equity	1,949,839	1,716,456	1,949,839	1,716,456

Stated book value per common share	19.21	19.95	19.21	19.95
Tangible book value per common share	6.85	7.46	6.85	7.46

Average Balance Sheet
Investments	$1,863,166	$2,081,232	$1,906,124	$2,060,201
Loans and leases	9,822,447	9,038,623	9,749,251	8,911,345
Total earning assets	11,791,620	11,202,180	11,769,644	11,074,787
Total assets	13,720,536	13,216,574	13,694,686	13,083,104
Deposits	9,075,194	8,754,646	9,108,806	8,753,932
Short-term borrowings	931,512	664,190	883,222	603,311
FHLB borrowings	1,053,123	1,394,087	1,053,624	1,319,134
Long-term debt	448,568	422,404	448,194	420,501
Shareholders' equity	1,949,245	1,723,626	1,946,279	1,727,546

Income Statement
Net interest income	$100,105	$99,058	$195,374	$197,239
Provision for loan and lease losses	50,000	13,765	85,000	23,602
Noninterest income	34,797	44,685	77,017	87,587
Noninterest expense	103,157	90,304	197,983	182,264
(Loss) income before taxes	(18,255)	39,674	(10,592)	78,960
(Benefit from) provision for income taxes	(10,478)	10,473	(8,840)	21,738
Net (loss) income	(7,777)	29,201	(1,752)	57,222
Net (loss) income applicable to common shareholders	(11,942)	29,201	(10,081)	57,222
Basic earnings per common share	(0.14)	0.34	(0.12)	0.67
Diluted earnings per common share	(0.14)	0.34	(0.12)	0.67
Cash dividends paid per common share	0.05	0.26	0.31	0.52

Asset Quality
Net charge-offs (NCO)	$24,647	$10,727	$41,232	$16,138
Nonaccrual loans & leases	199,354	78,424	199,354	78,424
Restructured loans	30,799	2,582	30,799	2,582
OREO	25,809	10,510	25,809	10,510
Total nonperforming assets (NPA)	255,962	91,516	255,962	91,516
Loans & leases 90 days past due	24,263	22,033	24,263	22,033

RATIO ANALYSIS	2Q09	2Q08	2009	2008

Credit Quality
NCO / Average loans & leases	1.01%	0.48%	0.85%	0.36%
NPA / Loans & leases & OREO	2.57%	0.99%	2.57%	0.99%
ALLL / Nonperforming loans & leases	68.44%	118.55%	68.44%	118.55%
ALLL / Total loans & leases	1.59%	1.04%	1.59%	1.04%

Capital Adequacy
Equity / Assets	14.06%	12.71%	14.06%	12.71%
Long-term debt / Equity	22.99%	24.63%	22.99%	24.63%

Profitability
Return on average assets	-0.23%	0.89%	-0.03%	0.88%
Return on average equity	-1.60%	6.81%	-0.18%	6.66%
Return on average tangible equity (1)	-2.76%	18.48%	0.39%	17.37%
Net interest margin	3.52%	3.66%	3.46%	3.69%
Efficiency ratio	74.64%	61.55%	70.97%	62.73%

(1) Supplemental Reporting of Non-GAAP-based Financial Measures

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is return on average equity which is calculated using GAAP-based amounts. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

	2Q09	2Q08	2009	2008
Return on average equity (GAAP basis)	-1.60%	6.81%	-0.18%	6.66%
Effect of excluding average intangible assets and related amortization	-1.16%	11.67%	0.57%	10.71%
Return on average tangible equity	-2.76%	18.48%	0.39%	17.37%

Susquehanna Bancshares, Inc. P.O. Box 1000 Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,	June 30,
	2009	2008	2008
	(in thousands, except share data)
Assets
Cash and due from banks	$336,074	$237,701	$334,566
Unrestricted short-term investments	93,449	119,146	83,408
Cash and cash equivalents	429,523	356,847	417,974
Restricted short-term investments	50	214	238
Securities available for sale	1,780,226	1,870,746	2,024,264
Securities held to maturity (fair values approximate $9,041, $9,145, and $9,245)	9,041	9,145	9,245
Loans and leases, net of unearned income	9,916,618	9,653,873	9,227,969
Less: Allowance for loan and lease losses	157,517	113,749	96,033
Net loans and leases	9,759,101	9,540,124	9,131,936
Premises and equipment, net	171,351	173,269	179,342
Foreclosed assets	25,809	10,313	10,510
Accrued income receivable	39,695	40,486	41,357
Bank-owned life insurance	356,199	353,771	350,504
Goodwill	1,018,031	1,017,551	1,014,527
Intangible assets with finite lives	48,741	54,044	59,693
Other assets	234,716	256,478	265,131
Total assets	$13,872,483	$13,682,988	$13,504,721

Liabilities and Shareholders' Equity
Deposits:
Demand	$1,253,124	$1,201,416	$1,283,496
Interest-bearing demand	2,831,315	2,528,475	2,652,144
Savings	746,164	695,275	752,901
Time	2,887,967	3,045,653	2,681,089
Time of $100 or more	1,307,379	1,595,674	1,618,831
Total deposits	9,025,949	9,066,493	8,988,461
Short-term borrowings	1,151,312	910,219	750,864
Federal Home Loan Bank borrowings	1,049,943	1,069,784	1,382,769
Long-term debt	176,274	176,284	151,293
Junior subordinated debentures	272,059	271,798	271,512
Accrued interest, taxes, and expenses payable	59,497	55,126	50,917
Deferred taxes	92,234	87,695	117,696
Other liabilities	95,376	99,671	74,753
Total liabilities	11,922,644	11,737,070	11,788,265

Shareholders' equity:
Preferred stock, $1,000 liquidation value, 5,000,000 shares authorized. Issued: 300,000 at June 30, 2009; 300,000 at December 31, 2008; and 0 at June 30, 2008	291,529	290,700	0
Common stock, $2.00 par value, 200,000,000 shares authorized; Issued: 86,325,977 at June 30, 2009; 86,174,285 at December 31, 2008; and 86,044,328 at June 30, 2008	172,652	172,349	172,089
Additional paid-in capital	1,056,298	1,055,255	1,043,595
Retained earnings	477,250	512,924	532,301
Accumulated other comprehensive loss, net of taxes of $25,787; $45,936; and $16,977	(47,890)	(85,310)	(31,529)
Total shareholders' equity	1,949,839	1,945,918	1,716,456
Total liabilities and shareholders' equity	$13,872,483	$13,682,988	$13,504,721

Susquehanna Bancshares, Inc. P.O. Box 1000 Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2009	2008	2009	2008
Interest Income:
Loans and leases, including fees	$138,731	$145,112	$275,750	$295,869
Securities:
Taxable	17,951	21,743	37,571	44,190
Tax-exempt	3,736	3,199	7,420	5,961
Dividends	989	1,494	1,950	2,999
Short-term investments	188	427	475	1,449
Total interest income	161,595	171,975	323,166	350,468
Interest Expense:
Deposits:
Interest-bearing demand	5,785	8,574	12,603	19,813
Savings	388	1,296	1,108	2,838
Time	36,241	39,250	75,938	82,858
Short-term borrowings	1,070	2,864	2,135	6,189
FHLB borrowings	10,093	13,229	20,153	25,985
Long-term debt	7,913	7,704	15,855	15,546
Total interest expense	61,490	72,917	127,792	153,229
Net interest income	100,105	99,058	195,374	197,239
Provision for loan and lease losses	50,000	13,765	85,000	23,602
Net interest income, after provision for loan and lease losses	50,105	85,293	110,374	173,637
Noninterest Income:
Service charges on deposit accounts	9,402	11,767	18,951	22,855
Vehicle origination, servicing, and securitization fees	1,701	2,070	3,787	5,498
Asset management fees	6,217	6,911	12,187	11,756
Income from fiduciary-related activities	1,742	2,229	3,468	4,523
Commissions on brokerage, life insurance and annuity sales	1,886	2,000	3,559	3,689
Commissions on property and casualty insurance sales	2,968	3,055	6,785	6,968
Income from bank-owned life insurance	1,146	3,406	2,782	6,932
Net gain on sale of loans and leases	3,302	1,779	4,999	3,104
Net realized gain on sales of securities	327	119	352	207
Other-than-temporary impairment of securities related to credit losses	(937)	0	(937)	0
Other	7,043	11,349	21,084	22,055
Total noninterest income	34,797	44,685	77,017	87,587
Noninterest Expenses:
Salaries and employee benefits	49,515	47,073	97,079	93,118
Occupancy	9,575	8,855	19,063	18,310
Furniture and equipment	3,591	4,029	7,342	8,109
Advertising and marketing	2,395	3,010	4,590	7,186
FDIC insurance	9,947	252	15,991	499
Amortization of intangible assets	2,648	2,688	5,303	5,195
Vehicle lease disposal	3,548	3,331	6,526	5,525
Other	21,938	21,066	42,089	44,322
Total noninterest expenses	103,157	90,304	197,983	182,264
(Loss) income before income taxes	(18,255)	39,674	(10,592)	78,960
(Benefit from) provision for income taxes	(10,478)	10,473	(8,840)	21,738
Net (Loss) Income	(7,777)	29,201	(1,752)	57,222
Preferred stock dividends and accretion	4,165	0	8,329	0
Net (Loss) Income Applicable to Common Shareholders	($11,942)	$29,201	($10,081)	$57,222
Earnings per common share:
Basic	($0.14)	$0.34	($0.12)	$0.67
Diluted	($0.14)	$0.34	($0.12)	$0.67
Cash dividends per common share	$0.05	$0.26	$0.31	$0.52
Average common shares outstanding:
Basic	86,213	85,936	86,183	85,929
Diluted	86,213	85,970	86,183	85,968

Susquehanna Bancshares, Inc. P.O. Box 1000 Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Three-month Period Ended			For the Three-month Period Ended
	June 30, 2009			June 30, 2008
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$106,007	$188	0.71	$82,325	$427	2.09
Investment securities:
Taxable	1,515,498	18,940	5.01	1,777,900	23,238	5.26
Tax-advantaged	347,668	5,751	6.63	303,332	4,921	6.52

Total investment securities	1,863,166	24,691	5.32	2,081,232	28,159	5.44
Loans and leases, (net):
Taxable	9,602,816	136,322	5.69	8,843,985	142,775	6.49
Tax-advantaged	219,631	3,706	6.77	194,638	3,595	7.43

Total loans and leases	9,822,447	140,028	5.72	9,038,623	146,370	6.51

Total interest-earning assets	11,791,620	164,907	5.61	11,202,180	174,956	6.28
Allowance for loan and lease losses	(132,740)			(93,557)
Other non-earning assets	2,061,656			2,107,951

Total assets	$13,720,536			$13,216,574

Liabilities
Deposits:
Interest-bearing demand	$2,825,359	5,785	0.82	$2,711,535	8,574	1.27
Savings	742,607	388	0.21	740,925	1,296	0.70
Time	4,281,599	36,241	3.40	4,079,074	39,250	3.87
Short-term borrowings	931,512	1,070	0.46	664,190	2,864	1.73
FHLB borrowings	1,053,123	10,093	3.84	1,394,087	13,229	3.82
Long-term debt	448,568	7,913	7.08	422,404	7,704	7.34

Total interest-bearing liabilities	10,282,768	61,490	2.40	10,012,215	72,917	2.93
Demand deposits	1,225,629			1,223,112
Other liabilities	262,894			257,621

Total liabilities	11,771,291			11,492,948

Equity	1,949,245			1,723,626

Total liabilities & shareholders' equity	$13,720,536			$13,216,574

Net interest income / yield on average earning assets		$103,417	3.52		$102,039	3.66

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.	For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc. P.O. Box 1000 Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Six-month Period Ended			For the Six-month Period Ended
	June 30, 2009			June 30, 2008
	Average			Average
(Dollars in thousands)	Balance	Interest	Rate (%)	Balance	Interest	Rate (%)
Assets
Short-term investments	$114,269	$475	0.84	$103,241	$1,449	2.82
Investment securities:
Taxable	1,560,947	39,522	5.11	1,774,857	47,190	5.35
Tax-advantaged	345,177	11,415	6.67	285,344	9,171	6.46

Total investment securities	1,906,124	50,937	5.39	2,060,201	56,361	5.50
Loans and leases, (net):
Taxable	9,529,093	270,979	5.73	8,719,087	291,230	6.72
Tax-advantaged	220,158	7,340	6.72	192,258	7,137	7.47

Total loans and leases	9,749,251	278,319	5.76	8,911,345	298,367	6.73

Total interest-earning assets	11,769,644	329,731	5.65	11,074,787	356,177	6.47
Allowance for loan and lease losses	(125,413)			(91,637)
Other non-earning assets	2,050,455			2,099,954

Total assets	$13,694,686			$13,083,104

Liabilities
Deposits:
Interest-bearing demand	$2,750,482	12,603	0.92	$2,715,572	19,813	1.47
Savings	725,683	1,108	0.31	727,042	2,838	0.78
Time	4,424,441	75,938	3.46	4,109,917	82,858	4.05
Short-term borrowings	883,222	2,135	0.49	603,311	6,189	2.06
FHLB borrowings	1,053,624	20,153	3.86	1,319,134	25,985	3.96
Long-term debt	448,194	15,855	7.13	420,501	15,546	7.43

Total interest-bearing liabilities	10,285,646	127,792	2.51	9,895,477	153,229	3.11
Demand deposits	1,208,200			1,201,401
Other liabilities	254,561			258,680

Total liabilities	11,748,407			11,355,558

Equity	1,946,279			1,727,546

Total liabilities & shareholders' equity	$13,694,686			$13,083,104

Net interest income / yield on average earning assets		$201,939	3.46		$202,948	3.69

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.	For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

LOANS AND LEASES

Loans and leases, net of unearned income, were as follows:

	June 30,	December 31,	June 30,
	2009	2008	2008
		(in thousands)
Commercial, financial, and agricultural	$2,251,018	$2,169,262	$1,976,953
Real estate - construction	1,282,201	1,313,647	1,301,036
Real estate secured - residential	2,344,976	2,298,709	2,180,595
Real estate secured - commercial	2,977,682	2,875,502	2,770,889
Consumer	321,225	314,051	394,918
Leases	739,516	682,702	603,578
Total loans and leases	$9,916,618	$9,653,873	$9,227,969

Susquehanna Bancshares, Inc.

(Dollars in thousands)	Non-Performing Loans and Leases
	06/30/09	03/31/09	12/31/08
Nonaccrual loans:
Commercial, financial, and agricultural	$21,814	$24,292	$13,882
Real estate - construction	94,798	71,876	49,774
Real estate secured - residential	30,650	20,279	18,271
Real estate secured - commercial	49,710	36,836	22,477
Consumer	127	214	844
Leases	2,255	30	65
Total nonaccrual loans	199,354	153,527	105,313
Restructured loans:
Commercial, financial, and agricultural	5,065	1,678	1,751
Real estate - construction	8,456	0	0
Real estate secured - residential	1,031	0	0
Real estate secured - commercial	16,247	815	815
Total restructured loans	30,799	2,493	2,566
Total non-performing loans and leases	$230,153	$156,020	$107,879

	Net Charge-offs
	2Q 2009	1Q 2009
Commercial, financial, and agricultural	$5,601	$4,327
Real estate - construction	13,312	7,075
Real estate secured - residential	999	2,046
Real estate secured - commercial	2,834	(487)
Consumer	264	1,014
Leases	1,637	2,610
Total charge-offs	$24,647	$16,585

CONTACT:
Susquehanna Bancshares, Inc.
Abram G. Koser, Vice President, Investor Relations
717-625-6305
ir@susquehanna.net